Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) April 27, 2023—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2023.
•Net sales increased 9% to $127.4 billion in the first quarter, compared with $116.4 billion in first quarter 2022. Excluding the $2.4 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 11% compared with first quarter 2022.
•North America segment sales increased 11% year-over-year to $76.9 billion.
•International segment sales increased 1% year-over-year to $29.1 billion, or increased 9% excluding changes in foreign exchange rates.
•AWS segment sales increased 16% year-over-year to $21.4 billion.
•Operating income increased to $4.8 billion in the first quarter, compared with $3.7 billion in first quarter 2022. First quarter 2023 operating income includes approximately $0.5 billion of charges related to estimated severance costs.
•North America segment operating income was $0.9 billion, compared with operating loss of $1.6 billion in first quarter 2022.
•International segment operating loss was $1.2 billion, compared with operating loss of $1.3 billion in first quarter 2022.
•AWS segment operating income was $5.1 billion, compared with operating income of $6.5 billion in first quarter 2022.
•Net income was $3.2 billion in the first quarter, or $0.31 per diluted share, compared with net loss of $3.8 billion, or $0.38 per diluted share, in first quarter 2022. All share and per share information for comparable prior year periods throughout this release have been retroactively adjusted to reflect the 20-for-1 stock split effected on May 27, 2022.
•First quarter 2023 net income includes a pre-tax valuation loss of $0.5 billion included in non-operating expense from the common stock investment in Rivian Automotive, Inc., compared to a pre-tax valuation loss of $7.6 billion from the investment in first quarter 2022.
•Operating cash flow increased 38% to $54.3 billion for the trailing twelve months, compared with $39.3 billion for the trailing twelve months ended March 31, 2022.
•Free cash flow improved to an outflow of $3.3 billion for the trailing twelve months, compared with an outflow of $18.6 billion for the trailing twelve months ended March 31, 2022.
•Free cash flow less principal repayments of finance leases and financing obligations improved to an outflow of $10.1 billion for the trailing twelve months, compared with an outflow of $29.3 billion for the trailing twelve months ended March 31, 2022.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations improved to an outflow of $4.5 billion for the trailing twelve months, compared with an outflow of $22.3 billion for the trailing twelve months ended March 31, 2022.

“There’s a lot to like about how our teams are delivering for customers, particularly amidst an uncertain economy,” said Andy Jassy, Amazon CEO. “Our Stores business is continuing to improve the cost to serve in our fulfillment network while increasing the speed with which we get products into the hands of customers (we expect to have our fastest Prime delivery speeds ever in 2023). Our Advertising business continues to deliver robust growth, largely due to our ongoing machine learning investments that help customers see relevant information when they engage with us, which in turn delivers unusually strong results for brands. And, while our AWS business navigates companies spending more cautiously in this macro environment, we continue to prioritize building long-term customer relationships both by helping customers save money and enabling them to more easily leverage technologies like Large Language Models and Generative AI with our uniquely cost-effective machine learning chips (“Trainium” and “Inferentia”), managed Large Language Models (“Bedrock”), and AI code companion CodeWhisperer. We like the fundamentals we’re seeing in AWS, and believe there’s much growth ahead.”

Highlights

Obsessing over the customer experience
Amazon obsesses over how to make customers’ lives better and easier every day. This is true for consumers, sellers, brands, developers, enterprises, and creators. For example, in the past quarter, Amazon:
•Continued to delight customers with convenient delivery options and broad selection. Nearly 26 million customers ordered items with Same-Day Delivery in the quarter, an increase of 50% compared to last year.
•Increased selection in its U.S. online store with the addition of new marquee beauty, home, and fashion brands, including Lancôme, Shiseido, World of Martha by Martha Stewart, Rent the Runway, KNOW Beauty by Vanessa Hudgens, as well as new The Drop collections from Harlem Fashion Row and Coco & Breezy. The Drop offers customers access to limited-edition, made-on-demand clothing collections by fashion influencers.
•Launched a new Fulfillment by Amazon (FBA) capacity management system to help sellers who use Amazon’s storage, packing, and shipping fulfillment service to manage their inventory and capacity more efficiently as they scale their businesses. The management system provides sellers with more insight, predictability, visibility, and control to better plan and manage their inventory and supply chains, as well as increase capacity limits when needed.
•Released the third annual Brand Protection Report highlighting the company’s efforts to protect customers, brands, and selling partners from counterfeit products in 2022. The efforts resulted in more seized products, criminal referrals, and industry partnerships than ever before. The report demonstrates how Amazon is stopping bad actors and making an impact beyond Amazon’s store, including by identifying, seizing, and appropriately disposing of more than 6 million counterfeit products, preventing them from reaching customers and being resold elsewhere in the global supply chain.
•Launched Reviews from Amazon, a new capability that enables Buy with Prime merchants to display customer ratings and reviews from Amazon.com within their own online stores at no additional cost. Nearly 20% of Buy with Prime merchants are already using this feature, and the early feedback is that it’s helping merchants drive higher shopper conversion.
•Acquired One Medical, a primary care organization offering both 24/7 virtual care services and in-office visits across the U.S. for preventive and everyday health, chronic care management, pediatric care, and mental health services. For a limited time, One Medical is offering annual memberships to new customers at the discounted price of $144 for the first year (regularly $199/year), the equivalent of $12 per month.
•Announced that Prime Video will exclusively present the first-ever “Black Friday” National Football League game on November 24. The game will be available for all fans to stream for free in the U.S. without a Prime membership.
•Set box-office records with MGM’s premiere of Creed III, directed by and starring Michael B. Jordan. The movie grossed $100.4 million globally in its opening weekend—the best U.S. debut for any sports film in history. It also had the biggest global box office gross of any of the Creed titles, at over $250 million to date, and is still opening in territories around the world. In addition, filmmaker Sarah Polley won the Academy Award for Best Adapted Screenplay for MGM’s Women Talking.
•Premiered Amazon Original limited series Daisy Jones & The Six, based on the New York Times best-selling novel, which debuted at No. 1 on Prime Video globally. Within 24 hours of release, the show’s soundtrack was the No. 1 selling vinyl on Amazon, and the novel the series is based on also reached No. 1 on the Amazon Best Sellers List for all books. The company debuted additional Amazon Original films and series, including action comedy Shotgun Wedding, starring Jennifer Lopez and Josh Duhamel; romantic comedy Somebody I Used to Know, directed by Dave Franco; comedic thriller The Consultant, starring Christoph Waltz; and Swarm, from co-creator and executive producer Donald Glover.

•Won four Ambies, the premier podcasting award, for Amazon Music and Wondery podcasts I Hear Fear (Best Scriptwriting, Fiction), Business Wars (Best Business Podcast), The Lead (Best Sports Podcast), and Scamfluencers (Best Entertainment Podcast).
•Announced new commitments and migrations from AWS customers.
•Southwest Airlines selected AWS as its preferred cloud provider for a large-scale modernization as part of the airline’s long-term plan to optimize airline operations, streamline infrastructure costs, and provide a more seamless and enjoyable travel experience to customers.
•Zurich Insurance Group is moving its enterprise information technology infrastructure, including 1,000 applications over the next three years, to AWS to deliver new digital customer experiences and drive automation at scale.
•BBVA is employing AWS’s extensive portfolio of cloud services to launch new financial solutions that will help BBVA Corporate and Investment Banking expand its business to accelerate innovation, reduce costs, scale quickly, and increase flexibility.
•Broadridge’s LTX electronic trading platform completed a successful migration of its corporate bond e-trading platform to AWS.
•S&P Global and AWS announced a multiyear strategic collaboration to extend the delivery of advanced, secure, cloud-based services to more than 100,000 of S&P Global’s government and enterprise customers in 43 countries around the world.
•Snowflake and AWS announced a new commitment to build joint industry-specific solutions, increase sales collaboration, and deepen product integration, including further streamlining running Snowflake on Graviton processors. Approximately 84% of Snowflake’s customers run their deployments on AWS to rapidly innovate.
•Stripe announced a new global agreement to run virtually all their infrastructure on AWS while reliably serving millions of internet companies.
•Westpac, one of Australia’s leading banks, expanded its collaboration with AWS through a new five-year agreement that will tap into advanced AWS capabilities, like machine learning, compute, and data analytics, to further accelerate the bank’s digital transformation, drive cost efficiencies, and personalize its banking applications.
•T-Mobile is integrating its 5G Advanced Network Solutions portfolio with AWS to help customers more easily discover, customize, and deploy 5G edge computing.
•Marvell selected AWS to rapidly scale its electronic design automation in the cloud to address increasingly complex chip design processes and deliver continuous innovation for expanding needs across the automotive, carrier, data center, and enterprise infrastructure markets.
•TELUS, one of Canada’s leading telecommunications providers, is collaborating with AWS to develop a new smart-living solution that will reduce the need for multiple smart-home apps, simplify installation, and enable new multidevice automation.
•Iberdrola, one of the world’s largest clean energy companies, selected AWS as its preferred cloud provider to support the energy company as it embarks on further digitalization to enable smarter grids, customer engagement, and connected clean power.
•Announced plans to open a new AWS Region in Malaysia and launched a second AWS Region in Australia to continue expanding AWS’s infrastructure footprint, delivering the most secure, extensive, and reliable cloud technology to millions of customers around the world.

Inventing on behalf of customers
Amazon is driven by a passion for invention across all of its business areas. The company builds new products and services that customers ask for, and also invents new ones that customers didn’t know they wanted but make their lives or businesses better in some meaningful way. For example, this past quarter, Amazon:
•Announced new AWS tools that make building with generative artificial intelligence (AI) easy, practical, and cost-effective for organizations of all sizes. The tools include:
•Amazon Bedrock, a new managed service that offers customers the easiest way to build and scale enterprise-ready generative AI applications. Amazon Bedrock provides easy access to leading foundation models (ultra-

large machine learning models that generative AI relies on) from AI startups like AI21 Labs, Anthropic, and Stability AI, as well as exclusive access to the Titan family of foundation models developed by AWS. Broad access to models gives customers flexibility and choice to customize and scale to their specific needs.
•Two next-generation compute offerings to deliver the lowest cost for training models and running inference in the cloud: the general availability of instances powered by AWS-designed Inferentia2 chips, AWS’s second-generation accelerator, purpose-built for deep learning inference, as well as the general availability of network-optimized Trn1n instances for large, network-intensive models. Compared to other EC2 instances, Inferentia2 provides up to 40% better inference price performance, and Trainium delivers up to 50% savings on training costs.
•General availability of Amazon CodeWhisperer, an AI coding companion that improves developer productivity by generating code suggestions in real time. Amazon CodeWhisperer is free for individual developers. CodeWhisperer is the most accurate, fastest, and most secure way to generate code for AWS services, including Amazon EC2, AWS Lambda, and Amazon S3. During a productivity challenge, participants who used CodeWhisperer completed tasks 57% faster (on average) and were 27% more likely to complete them successfully than those who didn’t use CodeWhisperer.
•Received Zoox’s driverless testing permit from the California Department of Motor Vehicles, marking a key step to commercializing the self-driving robotaxi for the general public. With this permit, Zoox completed an initial run of its shuttle service for employees at its headquarters in Foster City, California, making it the first purpose-built robotaxi to operate on public roads in California.
•Expanded the Ring lineup with new devices. Ring Battery Doorbell Plus offers improved HD video and energy-saving features, and Ring Peephole Cam is an apartment and renter-friendly video doorbell that easily installs over an existing door peephole.
•Expanded the Amazon-built TV lineup with the Fire TV 2-Series, which makes getting an Alexa-enabled TV more affordable than ever, and new sizes of the Omni QLED Series. The Omni QLED Series includes features so customers can see their schedule on the screen, control smart devices, and turn the TV into an in-home art gallery. Amazon has surpassed 200 million Fire TV devices sold globally. Amazon also launched Amazon-built TVs in Germany, Mexico, and the UK, and collaborated with Cochlear to help people with hearing loss stream sound from their Amazon smart TVs directly to their Cochlear hearing implants.
•Unveiled three customer terminal designs for Project Kuiper, Amazon’s low Earth orbit satellite broadband initiative. Kuiper’s mission is to bridge the digital divide by providing fast, affordable broadband to communities worldwide that are unserved or underserved by traditional technologies. To use Kuiper’s broadband, residential and commercial customers will install an outdoor antenna, called a customer terminal, to communicate with satellites overhead. Amazon is preparing to launch two prototype satellites to test the entire end-to-end communications network this year and plans to be in beta with commercial customers in 2024.
•Opened Amazon Sidewalk to developer testing for the first time as part of the company’s vision to put a billion Internet of Things (IoT) devices on the network. Amazon Sidewalk is a low-bandwidth, long-range community network that connects devices across long distances where Wi-Fi and Bluetooth signals often cannot reach. With Sidewalk coverage extending to 90% of the U.S. population, developers can now build and connect a new range of devices for the network.
•Launched a loyalty linking capability for Amazon One, Amazon’s palm recognition service that lets customers enter, identify, and pay. Panera is the first restaurant chain to offer the new loyalty linking capability, allowing customers to easily enroll in and redeem rewards, and pay for their purchases with just their palm.

Empowering employees and delivery service partners
In addition to its focus on customers, Amazon strives to make every day better for its employees and delivery service partners. For example, in the first quarter, the company:
•Announced plans to spend $200 million on safety technologies across Amazon’s U.S. transportation network in 2023. These innovations include front-collision warning, lane-departure warning, speed limiters, and 360-degree camera detection systems. They are part of Amazon’s work to ensure that vehicles and delivery partners are safe on the road, and the innovations are better for the environment.
•Announced that Amazon improved recordable incident rates worldwide by 11% from 2021 to 2022 and by almost 24% from 2019 to 2022. The company shared the data in the second edition of its safety report, Delivered With Care, which details how Amazon is advancing safety across its operations through investments in capital improvements, safety technology, vehicle safety controls, and engineered ergonomic solutions to reduce risks for employees, partners, and communities.
•Reached 1 billion packages handled by Robin, a robotic system used across Amazon’s operations network in the U.S., Canada, and Europe. Robin robotic systems use artificial intelligence, computer vision, and machine learning to help employees handle and sort customer packages before shipment. For employees, this reduces the number of repetitive tasks, improving safety and helping them focus their time and energy on activities that make better use of their talents.
•Ranked No. 2 on Fortune magazine’s World’s Most Admired Companies list for the seventh year in a row. The annual ranking is determined by a survey of top executives and analysts, and companies are evaluated on factors including the quality of their management and products, commitments to social responsibility, and ability to attract talent.
•Introduced Leadership Liftoff, an onboarding program for operations area managers. New managers enrolled in the program participate in group sessions, on-the-job training, and self-paced learning to help them gain skills and confidence to lead successful teams and foster connections between new leaders.

Supporting communities and protecting the environment
Amazon believes that success and scale bring broad responsibility to help the planet, future generations, and local communities in which the company has a significant presence. Amazon employees have passion for investing in these areas, and a sampling of the efforts from this past quarter are that Amazon:
•Activated the company’s global logistics network to support communities impacted by earthquakes in Türkiye and Syria. The company turned its fulfillment center in Istanbul into a Disaster Relief Hub and partnered with local organizations to ship hundreds of thousands of relief items to affected regions. Amazon also made cash donations to non-governmental organizations and set up donation campaigns across 16 Amazon online stores globally to make it easy for customers to support communities impacted by these earthquakes.
•Set a record in 2022 for the most renewable energy purchased by a single company in one year. Amazon’s renewable energy portfolio now includes 164 wind and solar farms and 237 rooftop solar projects in 22 countries, totaling over 20 gigawatts—an amount of energy that could power 5.3 million U.S. homes. Amazon has been the largest corporate buyer of renewable energy for three years running.
•Expanded the use of electric delivery vehicles from Rivian, as part of the company’s commitment to dramatically reduce its carbon emissions. These custom vans from Rivian have now been used to deliver more than 75 million packages in 500 U.S. cities and regions. Amazon began rolling out its electric delivery vans in the summer of 2022 and now has thousands on the road.
•Announced over $22 million in low-rate loans and grants to help build affordable homes in Washington, D.C., and Capitol Heights, Maryland. Since creating the Housing Equity Fund in 2021, Amazon has committed nearly $1.6 billion to help create or preserve affordable homes across Amazon’s hometown communities.
•Announced funding for 8,000 U.S. schools to provide access to computer science education to more than 2 million students by the end of the 2022-2023 academic year through Amazon Future Engineer. By providing professional development for teachers, curriculum development, college scholarships, and internships, Amazon aims to inspire millions of students from underserved and historically underrepresented communities to pursue careers in science, technology, engineering, and math (STEM).
•Launched the Zero Emission Maritime Buyers Alliance (ZEMBA) in partnership with the Aspen Institute, Patagonia, and Tchibo. ZEMBA will work to reduce the climate impact of maritime shipping by helping to create sustainable economic models in renewable energy, zero-emission fuel production, infrastructure, and clean maritime services.
•Announced that the Right Now Climate Fund is developing the world’s first commercial-scale seaweed farm located between offshore wind turbines in the North Sea to help address climate change by absorbing carbon dioxide as it grows. The Fund is also helping to create and restore ecosystems for plants and animals as part of its commitment to boost biodiversity and currently supports 22 rewilding initiatives in London.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 27, 2023, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.

Second Quarter 2023 Guidance
•Net sales are expected to be between $127.0 billion and $133.0 billion, or to grow between 5% and 10% compared with second quarter 2022. This guidance anticipates an unfavorable impact of approximately 30 basis points from foreign exchange rates.
•Operating income is expected to be between $2.0 billion and $5.5 billion, compared with $3.3 billion in second quarter 2022.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2023	2022	2023

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$36,477	$54,253	$34,155	$36,599
OPERATING ACTIVITIES:
Net income (loss)	(3,844)	3,172	21,413	4,294
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	9,193	11,123	36,088	43,851
Stock-based compensation	3,250	4,748	13,701	21,119
Other expense (income), net	8,689	534	(4,161)	8,811
Deferred income taxes	(2,001)	(472)	(4,014)	(6,619)
Changes in operating assets and liabilities:
Inventories	(2,614)	371	(11,797)	393
Accounts receivable, net and other	(1,516)	1,521	(17,424)	(18,860)
Accounts payable	(9,380)	(11,264)	2,488	1,061
Accrued expenses and other	(5,903)	(5,763)	280	(1,418)
Unearned revenue	1,336	818	2,750	1,698
Net cash provided by (used in) operating activities	(2,790)	4,788	39,324	54,330
INVESTING ACTIVITIES:
Purchases of property and equipment	(14,951)	(14,207)	(63,922)	(62,901)
Proceeds from property and equipment sales and incentives	1,209	1,137	5,971	5,252
Acquisitions, net of cash acquired, and other	(6,341)	(3,513)	(7,696)	(5,488)
Sales and maturities of marketable securities	22,753	1,115	64,311	9,963
Purchases of marketable securities	(1,764)	(338)	(47,246)	(1,139)
Net cash provided by (used in) investing activities	906	(15,806)	(48,582)	(54,313)
FINANCING ACTIVITIES:
Common stock repurchased	(2,666)	—	(2,666)	(3,334)
Proceeds from short-term debt, and other	13,743	12,780	19,773	40,590
Repayments of short-term debt, and other	(6,231)	(3,603)	(11,983)	(34,926)
Proceeds from long-term debt	—	—	18,892	21,166
Repayments of long-term debt	—	(1,386)	(1,551)	(2,644)
Principal repayments of finance leases	(2,777)	(1,380)	(10,534)	(6,544)
Principal repayments of financing obligations	(79)	(57)	(174)	(226)
Net cash provided by (used in) financing activities	1,990	6,354	11,757	14,082
Foreign currency effect on cash, cash equivalents, and restricted cash	16	145	(55)	(964)
Net increase (decrease) in cash, cash equivalents, and restricted cash	122	(4,519)	2,444	13,135
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$36,599	$49,734	$36,599	$49,734
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt	$279	$402	$1,101	$1,684
Cash paid for operating leases	2,367	2,467	7,449	8,733
Cash paid for interest on finance leases	107	81	471	348
Cash paid for interest on financing obligations	58	59	178	208
Cash paid for income taxes, net of refunds	453	619	3,340	6,201
Assets acquired under operating leases	2,175	3,626	24,008	20,251
Property and equipment acquired under finance leases, net of remeasurements and modifications	166	8	5,160	517
Property and equipment recognized during the construction period of build-to-suit lease arrangements	1,365	131	6,324	1,953
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	33	720	263	5,845

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2023

Net product sales	$56,455	$56,981
Net service sales	59,989	70,377
Total net sales	116,444	127,358
Operating expenses:
Cost of sales	66,499	67,791
Fulfillment	20,271	20,905
Technology and content	14,842	20,450
Sales and marketing	8,320	10,172
General and administrative	2,594	3,043
Other operating expense (income), net	249	223
Total operating expenses	112,775	122,584
Operating income	3,669	4,774
Interest income	108	611
Interest expense	(472)	(823)
Other income (expense), net	(8,570)	(443)
Total non-operating expense	(8,934)	(655)
Income (loss) before income taxes	(5,265)	4,119
Benefit (provision) for income taxes	1,422	(948)
Equity-method investment activity, net of tax	(1)	1
Net income (loss)	$(3,844)	$3,172
Basic earnings per share	$(0.38)	$0.31
Diluted earnings per share	$(0.38)	$0.31
Weighted-average shares used in computation of earnings per share:
Basic	10,171	10,250
Diluted	10,171	10,347

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2023

Net income (loss)	$(3,844)	$3,172
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(16) and $(10)	(333)	386
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $1 and $(29)	(662)	95
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0 and $(10)	6	33
Net unrealized gains (losses) on available-for-sale debt securities	(656)	128
Total other comprehensive income (loss)	(989)	514
Comprehensive income (loss)	$(4,833)	$3,686

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2023

North America
Net sales	$69,244	$76,881
Operating expenses	70,812	75,983
Operating income (loss)	$(1,568)	$898

International
Net sales	$28,759	$29,123
Operating expenses	30,040	30,370
Operating loss	$(1,281)	$(1,247)

AWS
Net sales	$18,441	$21,354
Operating expenses	11,923	16,231
Operating income	$6,518	$5,123

Consolidated
Net sales	$116,444	$127,358
Operating expenses	112,775	122,584
Operating income	3,669	4,774
Total non-operating expense	(8,934)	(655)
Benefit (provision) for income taxes	1,422	(948)
Equity-method investment activity, net of tax	(1)	1
Net income (loss)	$(3,844)	$3,172

Segment Highlights:
Y/Y net sales growth (decline):
North America	8%	11%
International	(6)	1
AWS	37	16
Consolidated	7	9
Net sales mix:
North America	59%	60%
International	25	23
AWS	16	17
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2022	March 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$53,888	$49,343
Marketable securities	16,138	15,062
Inventories	34,405	34,170
Accounts receivable, net and other	42,360	37,646
Total current assets	146,791	136,221
Property and equipment, net	186,715	190,754
Operating leases	66,123	68,262
Goodwill	20,288	22,749
Other assets	42,758	46,392
Total assets	$462,675	$464,378
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,600	$66,907
Accrued expenses and other	62,566	66,382
Unearned revenue	13,227	14,281
Total current liabilities	155,393	147,570
Long-term lease liabilities	72,968	74,267
Long-term debt	67,150	67,084
Other long-term liabilities	21,121	20,931
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,757 and 10,773 shares issued; 10,242 and 10,258 shares outstanding)	108	108
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	75,066	79,863
Accumulated other comprehensive income (loss)	(4,487)	(3,973)
Retained earnings	83,193	86,365
Total stockholders’ equity	146,043	154,526
Total liabilities and stockholders’ equity	$462,675	$464,378

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$46,327	$39,324	$35,574	$39,665	$46,752	$54,330	38%
Operating cash flow -- TTM Y/Y growth (decline)	(30)%	(41)%	(40)%	(27)%	1%	38%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$55,396	$57,951	$59,061	$59,351	$58,321	$57,649	(1)%
Principal repayments of finance leases -- TTM	$11,163	$10,534	$9,789	$8,561	$7,941	$6,544	(38)%
Principal repayments of financing obligations -- TTM	$162	$174	$205	$233	$248	$226	30%
Equipment acquired under finance leases -- TTM (1)	$4,422	$2,764	$1,621	$868	$299	$285	(90)%
Principal repayments of all other finance leases -- TTM (2)	$687	$714	$751	$706	$670	$625	(13)%
Free cash flow -- TTM (3)	$(9,069)	$(18,627)	$(23,487)	$(19,686)	$(11,569)	$(3,319)	(82)%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$(20,394)	$(29,335)	$(33,481)	$(28,480)	$(19,758)	$(10,089)	(66)%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$(14,340)	$(22,279)	$(26,064)	$(21,493)	$(12,786)	$(4,455)	(80)%
Common shares and stock-based awards outstanding	10,455	10,454	10,551	10,597	10,627	10,625	2%
Common shares outstanding	10,175	10,171	10,183	10,198	10,242	10,258	1%
Stock-based awards outstanding	280	283	368	399	384	367	30%
Stock-based awards outstanding -- % of common shares outstanding	2.8%	2.8%	3.6%	3.9%	3.8%	3.6%	N/A
Results of Operations
Worldwide (WW) net sales	$137,412	$116,444	$121,234	$127,101	$149,204	$127,358	9%
WW net sales -- Y/Y growth, excluding F/X	10%	9%	10%	19%	12%	11%	N/A
WW net sales -- TTM	$469,822	$477,748	$485,902	$502,191	$513,983	$524,897	10%
WW net sales -- TTM Y/Y growth, excluding F/X	21%	14%	11%	12%	13%	13%	N/A
Operating income	$3,460	$3,669	$3,317	$2,525	$2,737	$4,774	30%
F/X impact -- favorable	$57	$126	$165	$357	$213	$139	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(50)%	(60)%	(59)%	(55)%	(27)%	26%	N/A
Operating margin -- % of WW net sales	2.5%	3.2%	2.7%	2.0%	1.8%	3.7%	N/A
Operating income -- TTM	$24,879	$19,683	$15,298	$12,971	$12,248	$13,353	(32)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	8%	(30)%	(49)%	(57)%	(54)%	(37)%	N/A
Operating margin -- TTM % of WW net sales	5.3%	4.1%	3.1%	2.6%	2.4%	2.5%	N/A
Net income (loss)	$14,323	$(3,844)	$(2,028)	$2,872	$278	$3,172	N/A
Net income (loss) per diluted share	$1.39	$(0.38)	$(0.20)	$0.28	$0.03	$0.31	N/A
Net income (loss) -- TTM	$33,364	$21,413	$11,607	$11,323	$(2,722)	$4,294	(80)%
Net income (loss) per diluted share -- TTM	$3.24	$2.08	$1.13	$1.10	$(0.27)	$0.42	(80)%
______________________________
(1)For the twelve months ended March 31, 2022 and 2023, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $5,160 million and $517 million.
(2)For the twelve months ended March 31, 2022 and 2023, this amount relates to property included in “Principal repayments of finance leases” of $10,534 million and $6,544 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Y/Y % Change
Segments
North America Segment:
Net sales	$82,360	$69,244	$74,430	$78,843	$93,363	$76,881	11%
Net sales -- Y/Y growth, excluding F/X	9%	8%	10%	20%	14%	11%	N/A
Net sales -- TTM	$279,833	$284,711	$291,591	$304,877	$315,880	$323,517	14%
Operating income (loss)	$(206)	$(1,568)	$(627)	$(412)	$(240)	$898	N/A
F/X impact -- favorable	$32	$42	$61	$95	$76	$41	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(108)%	(147)%	(122)%	(158)%	53%	N/A	N/A
Operating margin -- % of North America net sales	(0.2)%	(2.3)%	(0.8)%	(0.5)%	(0.3)%	1.2%	N/A
Operating income (loss) -- TTM	$7,271	$2,253	$(1,521)	$(2,813)	$(2,847)	$(381)	(117)%
Operating margin -- TTM % of North America net sales	2.6%	0.8%	(0.5)%	(0.9)%	(0.9)%	(0.1)%	N/A
International Segment:
Net sales	$37,272	$28,759	$27,065	$27,720	$34,463	$29,123	1%
Net sales -- Y/Y growth (decline), excluding F/X	3%	0%	(1)%	12%	5%	9%	N/A
Net sales -- TTM	$127,787	$125,897	$122,241	$120,816	$118,007	$118,371	(6)%
Operating loss	$(1,627)	$(1,281)	$(1,771)	$(2,466)	$(2,228)	$(1,247)	(3)%
F/X impact -- unfavorable	$(58)	$(79)	$(231)	$(216)	$(331)	$(174)	N/A
Operating loss -- Y/Y growth (decline), excluding F/X	(533)%	(196)%	(526)%	147%	17%	(16)%	N/A
Operating margin -- % of International net sales	(4.4)%	(4.5)%	(6.5)%	(8.9)%	(6.5)%	(4.3)%	N/A
Operating loss -- TTM	$(924)	$(3,457)	$(5,590)	$(7,145)	$(7,746)	$(7,712)	123%
Operating margin -- TTM % of International net sales	(0.7)%	(2.7)%	(4.6)%	(5.9)%	(6.6)%	(6.5)%	N/A
AWS Segment:
Net sales	$17,780	$18,441	$19,739	$20,538	$21,378	$21,354	16%
Net sales -- Y/Y growth, excluding F/X	40%	37%	33%	28%	20%	16%	N/A
Net sales -- TTM	$62,202	$67,140	$72,070	$76,498	$80,096	$83,009	24%
Operating income	$5,293	$6,518	$5,715	$5,403	$5,205	$5,123	(21)%
F/X impact -- favorable	$83	$163	$335	$478	$468	$272	N/A
Operating income -- Y/Y growth (decline), excluding F/X	46%	53%	28%	1%	(10)%	(26)%	N/A
Operating margin -- % of AWS net sales	29.8%	35.3%	29.0%	26.3%	24.3%	24.0%	N/A
Operating income -- TTM	$18,532	$20,887	$22,409	$22,929	$22,841	$21,446	3%
Operating margin -- TTM % of AWS net sales	29.8%	31.1%	31.1%	30.0%	28.5%	25.8%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Y/Y % Change
Net Sales
Online stores (1)	$66,075	$51,129	$50,855	$53,489	$64,531	$51,096	0%
Online stores -- Y/Y growth (decline), excluding F/X	1%	(1)%	0%	13%	2%	3%	N/A
Physical stores (2)	$4,688	$4,591	$4,721	$4,694	$4,957	$4,895	7%
Physical stores -- Y/Y growth, excluding F/X	16%	16%	13%	10%	6%	7%	N/A
Third-party seller services (3)	$30,320	$25,335	$27,376	$28,666	$36,339	$29,820	18%
Third-party seller services -- Y/Y growth, excluding F/X	12%	9%	13%	23%	24%	20%	N/A
Subscription services (4)	$8,123	$8,410	$8,716	$8,903	$9,189	$9,657	15%
Subscription services -- Y/Y growth, excluding F/X	16%	13%	14%	14%	17%	17%	N/A
Advertising services (5)	$9,716	$7,877	$8,757	$9,548	$11,557	$9,509	21%
Advertising services -- Y/Y growth, excluding F/X	33%	25%	21%	30%	23%	23%	N/A
AWS	$17,780	$18,441	$19,739	$20,538	$21,378	$21,354	16%
AWS -- Y/Y growth, excluding F/X	40%	37%	33%	28%	20%	16%	N/A
Other (6)	$710	$661	$1,070	$1,263	$1,253	$1,027	55%
Other -- Y/Y growth, excluding F/X	19%	28%	135%	168%	80%	57%	N/A

Stock-based Compensation Expense
Cost of sales	$179	$146	$213	$190	$208	$165	13%
Fulfillment	$565	$498	$763	$727	$757	$603	21%
Technology and content	$1,903	$1,645	$2,814	$3,036	$3,126	$2,574	56%
Sales and marketing	$726	$665	$990	$1,128	$1,092	$993	49%
General and administrative	$307	$296	$429	$475	$423	$413	40%
Total stock-based compensation expense	$3,680	$3,250	$5,209	$5,556	$5,606	$4,748	46%
Other
WW shipping costs	$23,656	$19,560	$19,304	$19,942	$24,714	$19,937	2%
WW shipping costs -- Y/Y growth	10%	14%	9%	10%	4%	2%	N/A
WW paid units -- Y/Y growth (7)	3%	0%	1%	11%	8%	8%	N/A
WW seller unit mix -- % of WW paid units (7)	56%	55%	57%	58%	59%	59%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,608,000	1,622,000	1,523,000	1,544,000	1,541,000	1,465,000	(10)%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	24%	28%	14%	5%	(4)%	(10)%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(5)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(6)Includes sales related to various other offerings, such as certain licensing and distribution of video content, shipping services, and health care services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr